UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   October 20, 2017

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

By letter dated October 20, 2017, the holder of 200,000 shares of Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) of American Realty Investors, Inc. (the “Issuer” or the “Company” or “ARL”) surrendered 200,000 shares for conversion into Common Stock. Under the Articles of Incorporation, the “Conversion Date” was the date of surrender and the calculated “Conversion Price” was 90% of the simple average of the daily closing price of the Common Stock for the twenty Trading Days immediately prior to the date of conversion on the New York Stock Exchange (“NYSE”), which yielded an average closing price, resulting in a Conversion Price of $7.90 per share. As of the Conversion Date, the 200,000 shares of Series A Preferred Stock of ARL also had accumulated dividends, which yielded additional accrued dividends to be added to the aggregate liquidation value, which, when divided by the Conversion Price, yielded a base amount, which was rounded up to 482,716 shares of Common Stock issued upon conversion to such holder. The issuance of 482,716 shares of Common Stock, which actually occurred on January 12, 2018, increased the number of issued and outstanding shares of Common Stock from 15,543,690 shares to 16,026,406 shares of Common Stock. No significant effect occurred with respect to the balance sheet of ARL except that certain dividends payable were eliminated as a liability by crediting the same amount to stockholders’ equity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 16, 2018

AMERICAN REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher

Gene S. Bertcher, Executive Vice

President and Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 16, 2018 AMERICAN REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher Gene S. Bertcher, Executive Vice

President and Chief Financial Officer